Exhibit 3.2

                           State of Delaware

                     Office of the Secretary of State
                                PAGE I




   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

DOMESTICATION OF NON U.S. INCORPORATION OF "SPECTRUM INTERNATIONAL INC.", FILED

IN THIS OFFICE THE FOURTEENTH DAY OF MAY, A.D. 1999, AT 9 O'CLOCK A.M.

   A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS.






                                                 /s/ Edward J. Freel
                                          -------------------------------------
                                            Edward J. Freel, Secretary of State

3043417   8100D

                                                      AUTHENTICATION:   9748501
991194264                                             DATE:            05-17-99


                           Exhibit  3.3  page 1 of 2

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   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/14/99
  991194264 - 3043417

                          CERTIFICATE OF DOMESTICATION
                                       OF
                              SPECTRUM TRADING INC.

   Spectrum Trading Inc. ("Corporation"). a corporation organized and existing pursuant to the laws of the Province of British Columbia, Country of Canada does hereby certify as follows.,

   FIRST: the Corporation was first formed or incorporated on the 21st day of November, 1990, in the Province of British Columbia,

   SECOND: the name of the Corporation immediately prior to the filing of this Certificate of Domestication was Spectrum Trading, Inc.

   THIRD: the name of the Corporation pursuant to which it is filing a Certificate of Incorporation is Spectrum International, Inc

   FOURTH; the principal place of business of the Corporation immediately prior to the filing of this Certificate of Domestication was the province of British Columbia, Country of Canada; and

   FIFTH: a Certificate of Incorporation of Spectrum International Inc. is being filed contemporaneously with this Certificate of Domestication.

   IN WITNESS WHEREOF. the Corporation bas caused this Certificate of Domestication to be signed by Raj-Mohindcr S. Gurm, its President, who is authorized to sign this Certificate of Domestication on behalf of the Corporation, this 8th day of January, 1999.


                                                Spectrum Trading, Inc.

                                                By:   /s/ Raj-Mohinder S. Gurm
                                                     ---------------------------
                                                      Raj-Mohinder S. Gurm
                                                Its:       President


                           Exhibit  3.3  page 2 of 2

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